UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2026
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
___________________

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1240 Woodward Avenue	Detroit	Michigan	48265-3000
(Address of principal executive offices)			(Zip Code)
(313) 667-1500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
As noted below under Item 5.07, at the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of General
Motors Company ("GM" or the "Company") held on June 2, 2026, GM's shareholders, upon the recommendation of
GM's Board of Directors (the “Board”), approved Amendment No. 2 (the “Amendment”) to the General Motors
Company 2020 Long-Term Incentive Plan (as amended, the "2020 LTIP"). The Amendment increased the overall number of shares available for issuance under the 2020 LTIP by 27 million; increased the number of shares available for issuance pursuant to incentive stock option awards under the 2020 LTIP by that same 27 million; and extended the term of the 2020 LTIP to June 3, 2036.
A more detailed description of the material terms of the Amendment was included in the Company's Definitive
Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 20,
2026 and the supplement thereto on Schedule 14A filed with the SEC on May 26, 2026 (together, the "Proxy
Statement"), and such description is hereby incorporated by reference herein. The foregoing and the summary in the
Proxy Statement are not complete summaries of the terms of the Amendment and are qualified by reference to the text of the Amendment, which is included as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 5.07.Submission of Matters to a Vote of Security Holders.
(a) GM held the Annual Meeting on June 2, 2026.
(b) At the Annual Meeting, GM shareholders voted on the matters set forth below, with final voting results indicated. For the election of directors, each nominee who received a majority of votes cast (i.e., votes for exceeded votes against, with abstentions and broker non-votes having no effect) was elected as a director. All other items were approved if the number of shares voted for exceeded the number of shares voted against, with abstentions counted as votes against and broker non-votes having no effect. The proposals are further described in the Proxy Statement.
(1)  Election of Directors. GM's shareholders elected each of the 10 nominees for election to the Board, each for a one-year term:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mary T. Barra	649,255,061	37,355,979	2,516,453	76,698,421
Wesley G. Bush	673,370,351	15,056,592	700,550	76,698,421
Joanne C. Crevoiserat	673,080,376	14,953,492	1,093,625	76,698,421
Joseph Jimenez	675,779,707	12,665,944	681,842	76,698,421
Alfred F. Kelly, Jr.	681,897,513	6,584,321	645,659	76,698,421
Judith A. Miscik	667,672,492	20,840,917	614,084	76,698,421
Patricia F. Russo	608,267,120	80,186,615	673,758	76,698,421
Mark A. Tatum	673,105,504	14,899,843	1,122,146	76,698,421
Jan E. Tighe	681,728,628	6,715,702	683,163	76,698,421
Devin N. Wenig	656,149,974	32,265,643	711,876	76,698,421
(2)  Board Proposal to Ratify the Selection of Ernst & Young LLP as the Company's Independent Registered
Public Accounting Firm for 2026. GM’s shareholders ratified the appointment of Ernst & Young LLP as GM’s independent registered public accounting firm for 2026.

Votes For	762,459,672
Votes Against	2,639,409
Abstentions	726,833
Broker Non-Votes	0
(3)  Board Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation. GM’s
shareholders approved, by advisory vote, the compensation of GM’s named executive officers.

Votes For	642,847,031
Votes Against	44,473,958
Abstentions	1,806,504
Broker Non-Votes	76,698,421
(4)  Board Proposal to Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on Named
Executive Officer Compensation. GM's shareholders, by advisory vote, selected 1 Year as the recommended frequency of future advisory votes on named executive officer compensation.

1 Year	672,645,795
2 Years	763,374
3 Years	14,886,074
Abstentions	832,250
Broker Non-Votes	76,698,421
(5)  Board Proposal to Approve Amendment No. 2 to the Company's 2020 Long-Term Incentive Plan to
Increase the Number of Shares Available for Issuance Thereunder. GM's shareholders approved the
Amendment.

Votes For	488,215,468
Votes Against	199,829,891
Abstentions	1,082,134
Broker Non-Votes	76,698,421
(6)  Shareholder Proposal Regarding the Separation of Chair and CEO Roles. GM's shareholders did not approve the shareholder proposal regarding the separation of Chair and CEO roles.

Votes For	152,263,297
Votes Against	531,635,494
Abstentions	5,228,702
Broker Non-Votes	76,698,421
(7)  Shareholder Proposal Requesting a Report on Human Rights Standards for Indigenous Peoples. GM's
shareholders did not approve the shareholder proposal requesting a report on human rights standards for indigenous peoples.

Votes For	101,084,999
Votes Against	582,293,907
Abstentions	5,748,587
Broker Non-Votes	76,698,421
(d) Based on the voting results for Proposal 4 and consistent with the recommendation of the Board, GM has determined to hold an advisory vote to approve the compensation of GM's named executive officers every year until the next required advisory vote on the frequency of future advisory votes to approve named executive officer compensation.
Item 9.01.  Financial Statements and Exhibits.
EXHIBIT

Exhibit	Description

Exhibit 10.1
Amendment No. 2 to the General Motors Company 2020 Long-Term Incentive Plan,
incorporated by reference to Appendix B of the Definitive Proxy Statement of General Motors
Company filed with the SEC on April 20, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ JOHN S. KIM
Date: June 4, 2026		John S. Kim Assistant Corporate Secretary